EXHIBIT 99.1

Rome Bancorp Announces Declaration of Quarterly Dividend

ROME, N.Y., July 30, 2010 (GLOBE NEWSWIRE) -- Rome Bancorp, Inc. (the "Company") (Nasdaq:ROME), the holding company of The Rome Savings Bank (the "Bank"), announced that the Company's Board of Directors has declared a quarterly cash dividend on its common stock of 9.0 cents ($0.09) per share for stockholders of record at the close of business on August 6, 2010. The dividend is payable on August 20, 2010.

Forward-Looking Statements

Statements included in this press release that are not historical or current fact, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:  Rome Bancorp, Inc.
          David Nolan, Executive Vice President and
           Chief Financial Officer
          (315) 336-7300